EXHIBIT 10a1

AMENDENT TO THE

FORTUNE BRANDS, INC.

2003 LONG-TERM INCENTIVE PLAN

(effective as of February 24, 2004)

1. Section 4 of the 2003 Long-Term Incentive Plan (the “Plan”) is amended by adding the following sentence after the first sentence thereof:

The Committee may delegate to an officer the right to designate Key Employees of the Company (other than the delegate, officers of Fortune Brands, Inc. at the level of vice president or above, Chief Executive Officers of the Company’s principal operating companies, or any other executive officers (as defined under the Securities Exchange Act of 1934)) to be granted Options and Rights and the number of shares of Common Stock subject to Options and Rights granted to each such Key Employee, provided that the aggregate number of the Options and Rights so to be awarded and their terms and conditions shall be determined by the Committee.

2. Section 5(b) of the Plan is amended by deleting the first sentence thereof and replacing it with the following sentence:

The Committee, or its delegate authorized pursuant to Section 4, at the time of grant of an Option or at any time prior to the expiration of its term, may also grant, subject to the terms and conditions of the Plan, Rights in respect of all or part of such Option to the Participant who has been granted the Option, provided that at such time the Participant is a Key Employee.

3. Section 14(a) of the Plan is amended by deleting the first sentence thereof and replacing it with the following sentence:

The Committee, or its delegate authorized pursuant to Section 4, may grant Awards to Key Employees who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with the foreign tax laws, provided that the Committee and not its delegate shall determine the terms and conditions thereof.

4. Section 14(b) of the Plan is amended by deleting the first sentence thereof and replacing it with the following sentence:

The Committee, or its delegate authorized pursuant to Section 4, may grant stock appreciation rights to Key Employees without the grant of an accompanying Option if the Key Employees are subject at the time of grant to the laws of a jurisdiction that prohibits them from owning Common Stock.